FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2005

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

30 North LaSalle Street, Suite 4000, Chicago, Illinois		60602
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01(a). Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 15, 2005, Telephone and Data Systems, Inc. (“TDS”) and its subsidiary, United States Cellular Corporation (“U.S. Cellular”), received notices from the staff of The American Stock Exchange (“AMEX”) indicating that TDS and U.S. Cellular are not in compliance with Sections 134 and 1101 of the AMEX Company Guide and their listing agreements as a result of TDS’s and U.S. Cellular’s failure to file their quarterly reports on Forms 10-Q for the quarter ended September 30, 2005 on a timely basis.

The AMEX notices require each of TDS and U.S. Cellular to submit a plan by December 1, 2005, advising the AMEX of any action it has taken, or will take, to file its Form 10-Q for the quarter ended September 30, 2005, and bring TDS and U.S. Cellular into compliance with the AMEX Company Guide by no later than January 17, 2006.  If the plan is accepted by the AMEX, the listing of the Common Shares of TDS and U.S. Cellular will continue pursuant to an extension.  The AMEX notices state that if TDS and U.S. Cellular are not in compliance with the listing standards by January 17, 2006, the AMEX may initiate delisting proceedings, as appropriate. Further, if either TDS and U.S. Cellular do not submit a plan or if its plan is not accepted by the AMEX, TDS or U.S. Cellular may be subject to delisting proceedings. In either event, TDS and U.S. Cellular may appeal if the AMEX staff makes a determination to initiate delisting proceedings in accordance with applicable AMEX rules.

In the letter, the AMEX also noted that TDS and U.S. Cellular will be included in a list of issuers, which is posted daily on the AMEX website, that are not in compliance with the continued listing standards and “.LF” will be appended to TDS’s and U.S. Cellular’s trading symbols whenever such trading symbols are transmitted with a quotation or trade. Accordingly, TDS will trade as TDS.LF, TDS.S. will trade as TDS.S.LF and USM will trade as USM.LF.  The website posting and indicator will remain in effect until TDS and U.S. Cellular have regained compliance with all applicable continued listing standards.

In addition, on November 15, 2005, TDS and U.S. Cellular received notices from the staff of The New York Stock Exchange (“NYSE”) indicating that TDS and U.S. Cellular have been identified as late filers as a result of their failure to file quarterly report on Form 10-Q for the quarter ended September 30, 2005 on a timely basis in compliance with Section 13 or 15(d) of the Securities Exchange Act of 1934.  The letter also notes that TDS and U.S. Cellular will be posted to the late filers list on the “Listing Standards” page on the NYSE website and “.LF” will be appended to TDS’s ad U.S. Cellular’s trading symbols for their debt that is listed on the NYSE.  Accordingly, TDA will trade as TDA.LF, TDI will trade as TDI.LF, UZG will trade as UZG.LF and UZV will trade as UZV.LF.  The website posting and indicator will remain in effect until TDS and U.S. Cellular are current with all reporting requirements with the SEC.

TDS and U.S. Cellular intend to file their Forms 10-Q for the quarter ended September 30, 2005 with the Securities and Exchange Commission (“SEC”) in approximately mid-December 2005.  TDS and U.S. Cellular expect to be current with all reporting requirements of the SEC and the listing requirements of the AMEX and NYSE when they files such Forms 10-Q.

On November 16, 2005, TDS and U.S. Cellular issued a joint press release disclosing the foregoing, a copy of which is attached hereto as Exhibit 99.1.

Item 8.01  Other Events

On November 11, 2005, TDS and U.S. Cellular issued a joint press release disclosing that the staff of the Midwest Regional Office of the Securities Exchange Commission (“SEC”) had advised TDS and U.S. Cellular that it was conducting an investigation into the restatement of financial statements that was announced by TDS and U.S. Cellular on November 10, 2005, and that TDS and U.S.

Cellular intend to cooperate fully with the SEC in this investigation.  A copy of such press release is attached hereto as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits

(c)          Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date: November 17, 2005

By:	/s/ D. Michael Jack
D. Michael Jack
Senior Vice President and Corporate Controller

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit
No.	Description

99.1	Press Release dated November 16, 2005.

99.2	Press Release dated November 11, 2005.

99.3	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement